UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2008

OPTIGENEX INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-51248	20-1678933
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

1170 Valley Brook Avenue, 2nd Floor, Suite B, Lyndhurst, NJ	07071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 355-2098

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 15, 2008, we entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") with New Millennium Capital Partners II, LLC, AJW Master Fund, Ltd., and AJW Partners, LLC (collectively, the "Investors"). Under the terms of the Securities Purchase Agreement, the Investors purchased an aggregate of (i) $155,000 in callable secured convertible notes (the "Notes") and (ii) warrants to purchase 10,000,0000 shares of our common stock (the "Warrants"). We received the funds from this financing on April 16, 2008.

The Notes carry an interest rate of 8% per annum and mature on April 15, 2011. At the election of the Investors, the Notes are convertible into shares of our common stock at the lesser of (i) the Variable Conversion Price (as defined hereafter); or (ii) the Fixed Conversion Price of $3.20. The Variable Conversion Price shall be equal to the Applicable Percentage multiplied by the average of the lowest three (3) intraday trading prices for our shares of common stock during the twenty (20) trading day period prior to conversion. The Applicable Percentage is 55%.

At our option, we may prepay the Notes in the event that no event of default exists, there are a sufficient number of shares available for conversion of the Notes and the market price is at or below $3.20 per share. Should we elect to prepay the Notes, the following additional amounts would be due. Outstanding principal amount times (i) 120% for prepayments made within 30 days of the date of the Note; (ii) 130% for prepayments made between 31 and 60 days of the date of the Note; (iii) 140% for prepayments made after 60 days of the date of the Note. In addition, in the event that the average daily price of the common stock, as reported by the reporting service, for each day of the month ending on a determination date is below $0.001, we may prepay a portion of the outstanding principal amount of the Notes equal to 104% of the principal amount hereof divided by thirty-six (36) plus one month’s interest. Exercise of this option will stay all conversions for the following month.

The full principal amount of the Notes is due upon default under the terms of Notes. In addition, the Company has granted the investors a security interest in substantially all of its assets and intellectual property as well as demand registration rights.

We simultaneously issued to the Investors seven-year warrants to purchase 10,000,000 shares of our common stock at an exercise price of $0.001.

The Investors have contractually agreed to restrict their ability to convert the Notes and exercise the Warrants and receive shares of the Company's common stock such that the number of shares of the Company's common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of the Company's common stock.

We are committed to registering the shares of common stock underlying the Notes upon written demand of the Investors (“Demand Notice”). We must file the registration statement within 30 days from the date on which we receive the Demand Notice otherwise we may be subject to penalty provisions. There are penalty provisions for us should the filing not be declared effective within 120 days of the filing of the registration statement.

We also amended all previously executed Notes by and between us and the Investors to reflect a decrease in the Applicable Percentage under such Notes from 60% to 45%. The aforementioned notes were entered into on August 31, 2005, October 19, 2005, February 14, 2006, September 15, 2006, February 12, 2007 and January 31, 2008.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The sale of Notes described in Item 1.01 was completed on April 15, 2008. At the closing, the company became obligated to the Investors for $155,000 in face amount of the Notes. The Notes are a debt obligation arising other than in the ordinary course of business which constitute a direct financial obligation of us.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

The Notes and Warrants referenced in Item 1.01 were offered and sold to the Investors in a private placement transaction in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated thereto. Each of the Investors is an accredited investor as defined in Rule 501 of Regulation D under the Securities Act of 1933.

ITEM 9.01	FINANCIAL STATEMENT AND EXHIBITS

(a)	Financial Statements of Business Acquired.

None

(b)	Pro Forma Financial Information.

None

(c)	Exhibits.

Exhibit
Number	Description

4.1	Securities Purchase Agreement dated April 15, 2008 by and among the Company and the Investors

4.2	Form of Callable Convertible Secured Note by and among the Company and the Investors

4.3	Form of Stock Purchase Warrant by and among the Company and the Investors

4.4	Registration Rights Agreement by and among the Company and the Investors

4.5	Security Agreement by and among the Company and the Investors

4.6	Intellectual Property Security Agreement by and among the Company and the Investors

4.7	Letter Agreement dated April 15, 2008 by and among the Company and the Investors amending all previously executed Notes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTIGENEX, INC.

Dated: April 21, 2008	By:	/s/ Daniel Zwiren
Daniel Zwiren
President